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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the inclusion in the registration statement of Medical Resources, Inc. and Subsidiaries on Form S-1 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Medical Resources, Inc. and Subsidiaries as of December 31, 1996, and for the year then ended. We also consent to the reference to our firm under the caption "Experts".



       /s/ PricewaterhouseCoopers LLP

       Parsippany, New Jersey
       September 11, 1998